Exhibit 10.3

Portions of this exhibit indicated by bracketed asterisks have been omitted because they are not material and would likely cause competitive harm to NextCure, Inc. if publicly disclosed.

AMENDMENT TO LICENSE AGREEMENT AND SRA

THIS AMENDMENT TO LICENSE AGREEMENT AND SRA (this “AMENDMENT”) is made and entered into as of this 25th day of April 2020, to be effective as of January 31, 2020 (the “AMENDMENT EFFECTIVE DATE”) by and between Yale University, a nonprofit corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut (“YALE”), and NextCure, Inc., a corporation organized and existing under the laws of the State of Delaware (“LICENSEE”). YALE and LICENSEE are each referred to herein, individually, as a “party” and, collectively, as the “parties.”

WHEREAS, the parties entered into that certain License Agreement effective as of December 29, 2015 (as amended to date, the “Existing License Agreement”) and the parties entered into that certain Corporate Sponsored Research Agreement effective as of December 29, 2015 (as amended to date, the “Existing SRA”); and

WHEREAS, the Parties desire to amend the Existing License Agreement and the Existing SRA as more particularly set forth in this AMENDMENT, or as the context of this AMENDMENT may require.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants set forth in this AMENDMENT, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.    AMENDMENTS TO DEFINITIONS

1.         Definitions and Phrases.

1.1       Capitalized terms used, but not defined, in this AMENDMENT shall have the respective meanings ascribed to such terms in the Existing License Agreement, or the Existing SRA, as applicable.

1.2       Any reference to “the AGREEMENT” or “this AGREEMENT” with respect to the Existing License Agreement shall mean the Existing License Agreement, as amended by this AMENDMENT. Any reference to “the Agreement” or “this Agreement” with respect to the SRA shall mean the Existing SRA, as amended by this AMENDMENT.

II.  AMENDMENTS TO EXISTING SRA

1.         Amendment to Section 2 of the Existing SRA. Section 2 of the Existing SRA shall be amended by adding Section 2(c), as follows:

“(c) UNIVERSITY and PRINCIPAL INVESTIGATOR shall use all reasonable efforts to ensure that any future collaborations or commitments with a third party (“THIRD PARTY OBLIGATIONS”) do not conflict with the rights of SPONSOR under this Agreement. UNIVERSITY and PRINCIPAL INVESTIGATOR shall promptly notify SPONSOR if it reasonably believes that a THIRD PARTY OBLIGATION conflicts with, or is reasonably likely to conflict with, or would otherwise adversely affect the rights of SPONSOR under this Agreement.”

2.         Amendment to Section 8(e) of the Existing SRA. The following paragraph shall be inserted at the end of Section 8(e) of the Existing SRA:

“Promptly after SPONSOR’s written request, the UNIVERSITY shall disclose to SPONSOR in such form and media as may be reasonably requested by SPONSOR any documentation, materials, or other information concerning the INVENTION, including those items in the possession and control of the UNIVERSITY that would be considered LICENSED INFORMATION under the LICENSE AGREEMENT.”

3.         Amendment to Section 8(k) of the Existing SRA. The first sentence of Section 8(k) of the Existing SRA shall be amended and restated in its entirety as follows:

“Subject to UNIVERSITY’s legal and contractual obligations to third parties existing as of the EFFECTIVE DATE or entered into during the term of this AGREEMENT and not in violation of the LICENSE AGREEMENT, during the term of this AGREEMENT, SPONSOR shall have the right to request that UNIVERSITY commence a transfer to or sharing with SPONSOR or its designee of LICENSED INFORMATION and RESEARCH RESULTS reasonably necessary for the establishment by SPONSOR of a system for the screening and identification of targets as described in Exhibit A.”

4.         Amendment to Scope of Research and Budget in the Exiting SRA. The parties agree to extend the term of the SRA for one (1) additional year (i.e., through December 31, 2021), based on a mutually acceptable work plan and a budget consistent with current funding. Appendix E contains a draft work plan that the parties shall finalize prior to the end of the current term.

II. AMENDMENTS TO LICENSE AGREEMENT

1.         Amendment to Section 2.28 of the Existing License Agreement. Section 2.28 of the Existing License Agreement shall be amended and restated in its entirety as follows:

“2.28 “LICENSED INFORMATION” shall mean all information, data, know-how and the like, in any form, whether or not patentable, that are useful for the discovery, development, manufacture, use, or sale of one or more LICENSED PRODUCTS, or for the practice of the LICENSED METHODS and are:

(a)        owned or co-owned by YALE as of the EFFECTIVE DATE; and

(b)        the Research Results (as defined in the SRA) discovered or developed in or on behalf of (including, without limitation, by outsourced third parties and consultants) the CHEN LAB as a result of the Research (as defined in the SRA) under the SRA;

in each case, to the extent disclosable and licensable (including on a non-exclusive basis as contemplated by this AGREEMENT) by YALE to LICENSEE without causing (i) YALE to be in contractual breach of an agreement between YALE and a third party either existing as of the EFFECTIVE DATE or entered into on or after the EFFECTIVE DATE without violating or being inconsistent with any of the requirements of this AGREEMENT or (ii) liability of YALE to a third party.

For the avoidance of doubt, LICENSED INFORMATION does not include any patents or patent applications included within the LICENSED PATENTS.”

2.         Amendment to Section 3 of the Existing License Agreement. Section 3 of the Existing License Agreement shall be amended by inserting a new Section 3.8 in its entirety as follows:

“3.8 If YALE files a patent application anywhere in the Territory for any modification of or improvement or enhancement to, inventions claimed under the LICENSED PATENTS, YALE shall provide written notice to LICENSEE within [***] after becoming aware of any such modification, improvement or enhancement, and shall provide to LICENSEE copies of the patent application, all invention disclosures related thereto, and other documents that disclose such modification, improvement or enhancement (in addition to the patent application). Such disclosure shall contain sufficient detail to enable (i) both parties to determine whether such disclosures contains patentable subject matter, and (ii) LICENSEE to evaluate whether to exercise the option set forth in Section 3.5.”

3.         Amendment to Section 3.4(a)(i) of the Existing License Agreement. Section 3.4(a)(i) of the Existing License Agreement shall be amended and restated in its entirety as follows:

“Except on behalf of LICENSEE,

(i) YALE shall not enter into any agreement or arrangement by or on behalf of the CHEN LAB, or permit the CHEN LAB to, directly or indirectly engage in, and

(ii) the CHEN LAB shall not, directly or indirectly, engage in, or enter into any agreement or arrangement for any research, development, manufacturing or other activities in which the LICENSED PATENTS or LICENSED PRODUCTS are used by a third party for a pharmaceutical or biological composition the primary mechanism of action of which is, by design, to bind to any of the molecular targets identified on Appendix D attached hereto (A) for COMMERCIAL PURPOSES or (B) with a COMMERCIAL ENTITY.

For clarity, YALE shall be permitted to engage in any such activities (subject to the exclusivity of the LICENSE granted by YALE hereunder); provided, that they do not involve CHEN or the CHEN LAB.”

4.         Addition of Appendix D to the Existing License Agreement. A new Appendix D, in the form attached to this AMENDMENT as Appendix D, shall be added to the Existing License Agreement, provided that, effective on [***], [***] shall be removed from Appendix D. YALE shall have no further obligations to LICENSEE in regards to [***].

III. GENERAL

1.       Acknowledgement. Except as expressly provided herein: (a) no terms or provisions of the Existing License Agreement or the Existing SRA are modified or changed by this AMENDMENT and (b) the terms and provisions of the Existing License Agreement and the Existing SRA shall continue in full force and effect.

2.       Disclosure of Invention Disclosures. Pursuant to Section 8(e) of the Existing SRA, and Section 3.8 of the License Agreement, YALE shall promptly disclose to LICENSEE any such invention disclosures that should have been disclosed to LICENSEE, including but not limited to invention disclosures related to [***] and [***].

3.       Effective Date. This AMENDMENT shall be effective from and after the AMENDMENT EFFECTIVE DATE.

4.       Counterparts; Facsimile Signatures. This AMENDMENT may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This AMENDMENT may be executed by facsimile or electronic transmission signatures (including .pdf copies).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the date set forth in the first paragraph.

YALE UNIVERSITY		NEXTCURE, INC.

By:	/s/ E. Jonathan Soderstrom	By:	/s/ Timothy Mayer
Name:	E. Jonathan Soderstrom, Ph.D.	Name:	Timothy Mayer, Ph.D.
Title:	Managing Director Office of Cooperative Research	Title:	Chief Operating Officer

[Signature Page to Amendment to License Agreement and SRA]

Appendix D

RESTRICTED TARGETS

[***]

Appendix E

DRAFT RESEARCH PLAN

[***]